                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (this "Agreement") is made as of the 1st day of October, 1996 between IBAH, Inc., Delaware corporation ("IBAH"), and Sherrin H. Baky (the "Employee").

                                  Background
                                  ----------

     IBAH desires to employ the Employee, and the Employee desires to become an employee of IBAH, upon the terms and conditions hereinafter set forth.

     This Agreement is one of the Employment Agreements that is referred to in the Agreement and Plan of Merger, by and among IBAH, IBAH Acquisition Company, HBG, Inc. and the stockholders of HBG, Inc. (the "Merger Agreement").

                                  Witnesseth:
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.   Employment.
     ----------

     IBAH hereby employs the Employee as Executive Vice President of The Hardardt Group, Inc., a wholly-owned subsidiary of IBAH, and Executive Vice President of IBAH, and the Employee hereby accepts such employment. During the term of employment under this Agreement (the "Employment Term"), the Employee shall continue to perform duties similar to those she has heretofore performed as Executive Vice President of HGB, Inc., and such other similar duties as are requested from time to time by the Chief Executive Officer of IBAH and such other person(s) as may be mutually agreed upon by the Chief Executive Officer and the Employee.

2.   Performance.
     -----------

     During the Employment Term, the Employee shall devote her entire business efforts to the performance of her duties hereunder.

3.   Term.
     ----

     The Employment Term shall be for the period commencing on the date of this Agreement and ending on the two year anniversary of this Agreement, unless terminated earlier pursuant to the terms of Section 5 or Section 6 of this Agreement.

4.   Compensation for Employment.
     ---------------------------

     (a) The basic annual compensation of the Employee for her employment services to IBAH and to all of its affiliated companies during the Employment Term shall be $175,000 (the "Salary"), which IBAH shall pay to the Employee in accordance with its normal payroll policy. IBAH may adjust the salary upward on an annual basis as the Board may determine, but the Salary shall not be decreased.

     (b) During the Employment Term, IBAH shall also provide the Employee with those fringe benefits generally afforded to other executives of IBAH of comparable levels of compensation and responsibility, including, without limitation, option and bonus plans (at Level Grade 0 under the current IBAH plans), health insurance benefits, disability benefits, life insurance benefits and retirement benefits (the "Fringe Benefits") in accordance with Section 5.5 of the Merger Agreement. IBAH shall also reimburse the Employee for any reasonable business expenses incurred on IBAH's behalf in connection with the performance of her services during the Employment Term, provided, however, that such benefits are being offered by IBAH to its other executives of comparable levels of compensation and responsibility.

     (c) The Employee shall be entitled to four (4) weeks of paid vacation each year, plus a vacation bonus of two (2) weeks of paid vacation each year.

5.   Termination Without Compensation.
     --------------------------------

     (a)  Expiration of Employment Term.  Upon expiration of the Employment
          -----------------------------
Term, IBAH shall not have further liability or obligation to the Employee hereunder except for any unpaid Salary and Fringe Benefits accrued to the date of expiration.

     (b)  Partial or Total Disability.  If the Employee is unable to perform her
          ---------------------------
duties and responsibilities hereunder to the full extent required hereunder by reason of illness, injury or incapacity for six months (during which time she shall continue to be compensated hereunder), IBAH may terminate the Employment Term, and IBAH shall not have any further liability or obligation to the Employee hereunder except for any unpaid Salary and Fringe Benefits accrued to the date of termination, and IBAH shall, through the two-year anniversary of this Agreement, continue to provide to the Employee the same Fringe Benefits as were provided prior to her termination to the maximum extent permissible under the terms of the plans and policies governing those Fringe Benefits. In the event of any dispute under this Section 6(b), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to IBAH and the Employee, the cost of such examination to be paid by IBAH, and the determination of such physician shall be determinative. If, after termination due to disability as provided herein, the Employee obtains, at her sole expense, medical certification from a licensed physician reasonably satisfactory to IBAH that such disability has ended, IBAH shall offer to employ the Employee pursuant to the terms of this Agreement for the remainder of the Employment Term in effect at the time of termination, except that IBAH shall not be required to reemploy the Employee at the same officer position if IBAH shall have elected another person to such position during the period of the Employee's disability and such other person continues in such position at the time of the Employee's return to employment.

     (c)  Death.  If the Employee dies, this Employment Agreement (except for
          -----
the provisions of Sections 7, 8, 9, 10 and 11 hereof) shall terminate, and thereafter IBAH shall not have any further liability or obligation to the Employee, her executors, administrators, heirs, assigns or any other person claiming under or through her except for unpaid Salary and Fringe Benefits accrued to the date of her death.

     (d)  Cause.  IBAH may terminate the Employment Term for "cause" (as defined
          -----
below), and after the termination date, IBAH shall not have any further liability or obligation to the Employee hereunder except for any unpaid Salary and Fringe Benefits accrued to the date of termination and any other continuing obligations arising out of this Agreement or other Agreements between IBAH and the Employee. For purposes of this Agreement, "cause" shall mean breach of any of the material terms or provisions of this Agreement other than by reason of illness, injury or incapacity; habitual material neglect of her duties and responsibilities hereunder; willful misconduct in performing her duties and responsibilities hereunder; conviction of a felony or other crime involving moral turpitude; or misappropriation of IBAH funds. Any breach of a material term of this Agreement, habitual neglect of her duties, or willful misconduct shall constitute "cause" only if the action or omission at issue shall be continuing 30 days after IBAH gives the Employee written notice of the termination date and the reasons for termination, and an opportunity to cure such breach, neglect or misconduct. The Employee's conviction of a felony or other crime involving moral turpitude or misappropriation of IBAH funds shall constitute "cause" if IBAH gives the Employee ten days' written notice of termination date.

6.   Termination With Compensation.
     -----------------------------

     (a)  By IBAH Without Cause.  IBAH shall have the right to terminate the
          ---------------------
Employment Term without cause at any time by giving the Employee 30 days' written notice of the termination date. Under such circumstances, IBAH shall provide the Employee with the Termination Compensation specified in Section 6(c).

     (b)  By Employee.  The Employee shall have the right to terminate the
          -----------
Employment Term by giving 12 months' written notice of the termination date. Under such circumstances, IBAH shall provide the Employee with the Termination Compensation specified in Section 6(c)

     (c)  Termination Compensation.  The "Termination Compensation" shall
          ------------------------
consist of the payment of the Employee's Salary under Section 4(a), and the continuation of the Fringe Benefits under Section 4(b) to the maximum extent permissible under the terms of the plans and policies governing these Fringe Benefits, at the level in effect at the date of termination, for any remaining part of the Employment Term in effect at the date of termination. The Employee shall not be entitled to any Termination Compensation under this Section 6 unless the Employee executes and delivers to IBAH after a notice of termination a release in a form satisfactory to IBAH in its sole discretion by which the Employee releases IBAH from any obligations and liabilities of any type whatsoever that arise out of this Agreement or her employment by IBAH, except for IBAH's obligation to provide the Salary and Fringe Benefits specified in this Section 6 and any other continuing obligations arising out of this Agreement or other agreements between IBAH and the Employee. The parties hereto acknowledge that the Salary to be provided under this Section 6 is to be provided in consideration for the above-specified release.

     (d)  Exclusivity.  Upon any termination by IBAH under Section 6(a) or 6(b),
          -----------
IBAH shall not have any obligation under this Agreement to the Employee, her executors, administrators, heirs, assigns or any other person claiming under or through her other than to provide the Termination Compensation under the terms and conditions of Section 6(c) and to fulfill any other continuing obligations arising out of this Agreement.

7.   Agreement Not to Compete.
     ------------------------

     (a) During the Non-Competition Period (defined below), the Employee shall not, within the Restricted Area (defined below), directly or indirectly, in any capacity, render her services, engage or have a financial interest in, any business that is competitive with any business activities in which IBAH or any of its affiliates (each an "IBAH Party") shall have been engaged and in which the Employee was actively involved during her employment by IBAH. In addition, during the Non-Competition Period, the Employee shall not directly or indirectly solicit any employees of IBAH or any of its affiliates to terminate their employment with the applicable IBAH Party. Any interest in a publicly-traded corporation, even though such corporation may be a competitor of IBAH, that the Employee holds as of the date hereof and has disclosed to IBAH, shall not be deemed to violate the restrictions contained in this Section 7(a). It shall also not be a violation of this Agreement for the Employee to invest in mutual funds or otherwise, so long as the Employee has no investment or trading discretion, even if such funds own securities of a competitor of IBAH.

     (b) The "Non-Competition Period" means the Employment Term, any period of time during which the Employee receives Termination Compensation under Section 6(b) hereof, and for two years after the later of (i) the end of the Employment Term and (ii) the last date on which the Employee receives Termination Compensation, so long as IBAH continues to provide to the Employee health insurance benefits at the level in affect at the date of her termination for the duration of the Non-Competition Period.

     (c) The "Restricted Area" means the entire world. The Employee hereby acknowledges that the scope of the Restricted Area is not unreasonable given the nature of IBAH's business.

     (d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to review the foregoing restriction to include the maximum restrictions allowable under applicable law.

     (e) The terms of this Section 7 shall apply to the Employee and any person, partnership, association, corporation or other entity (a "Person") controlled by the Employee, including any relative of the Employee, to the same extent as if they were parties hereto, and the Employee shall take whatever actions may be necessary to cause any such persons or entities to adhere to the terms of this Section 7.

8.   Inventions, Designs and Product Developments.
     --------------------------------------------

     If at any time or times during the Employment Term, the Employee shall (either alone or with others), make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula data, whether or not patentable or registrable under copyright, trademark or similar statutes (including but not limited to the Semiconductor Chip Protection Act) or subject to analogous protection) (herein called "Developments") that (a) relates to the business of IBAH or any customer of or supplier to IBAH or any of the products or services being developed, manufactured or sold by IBAH or which may be used in relation therewith, (b) results from tasks assigned to the Employee by IBAH or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by IBAH, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of IBAH and its assigns, as "Work made for hire" or otherwise, and the Employee shall promptly disclose to IBAH (or any persons designated by it) each such Development and, as may be necessary to ensure IBAH's ownership of such Developments, the Employee hereby assigns any rights (including, but not limited to, any copyrights and trademarks) the Employee may have or acquire in the Development and benefits and/or rights resulting therefrom to IBAH and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to IBAH.

     The Employee will, during the Employment Term and at any time thereafter, at the request and cost of IBAH, promptly sign, execute, make and do all such deeds, documents, acts and things as IBAH and its duly authorized agents may reasonably require:

               (a) to apply for, obtain, register and vest in the name of IBAH alone (unless IBAH otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

               (b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

          In the event IBAH is unable, after reasonable effort, to secure the Employee's signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relation to a Development, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints IBAH and its duly authorized officers and agents as her agent and attorney-in-fact, to act for and in her behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by the Employee.

     The Employee represents that she has never been (i) debarred or convicted of a crime for which a person can be barred under 21 U.S.C. (S) 335a ("(S) 335a") nor (ii) threatened to be debarred or indicated for a crime or otherwise engaged in conduct for which a person can be debarred under (S) 335a. The Employee will promptly notify IBAH in the event of any such debarment, conviction, threat or indictment occurring during the Employment Term.

9.   Confidential Information.
     ------------------------

     The Employee will not at any time, whether during or after the Employment Term, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of IBAH. Confidential information or trade secrets includes, but is not limited to, operating procedures, salary structure/compensation information, pricing strategies, investigator lists, budgets and other related data, computer software, databases and programming, data files, client lists and related information, financial information and projections, inventions, know-how, products, services, techniques and any other information which, if divulged to a third party could have an adverse impact on IBAH, or on any third party to which IBAH owes a confidentiality obligation, except as may be required in the ordinary course of performing the Employee's duties as an employee of IBAH.

     Further, the Employee acknowledges that client companies disclose confidential information to IBAH and that IBAH agrees, in writing, to maintain the confidentiality of this information. The Employee will not at any time, whether during or after the Employment Term, reveal to any person or entity any trade secrets or confidential information concerning the organizations, business or finances of any third party or client to which IBAH owes a confidentiality obligation.

10.  Remedies.
     --------

     The parties expressly acknowledge that a breach or evasion of any term of this Agreement by either party may cause immediate and irreparable harm to the other party and that the remedy at law for any breach will be inadequate. Upon any such breach or threatened breach, IBAH (or the applicable IBAH Party), or the Employee, as the case may be, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the parties' obligations under these provisions without the necessity of proving the actual damage or the inadequacy of a legal remedy. Subject to the remainder of this Section 10, the rights conferred upon the parties by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the parties may have at law, in equity or otherwise.

11.  Arbitration and Indemnification.
     -------------------------------

     (a) Except as set forth in Section 10 above, any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise relating to Employee's employment, compensation and benefits with IBAH, or the termination thereof, excluding unemployment and workers' compensation, shall be settled by arbitration in Philadelphia, Pennsylvania in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (AAA) then in effect to the extent provided herein, and except as modified herein; provided, however, that the Employee and IBAH agree that (1) the "panel" of arbitrators as used in the AAA Rules shall consist of a single arbitrator; (2) the arbitrator shall be an attorney licensed to practice law in Pennsylvania or New Jersey who has experience in employment matters; (3) the arbitrator shall be prohibited from disregarding, adding to or modifying the terms of this Agreement; (4) the arbitrator shall be required to follow established principles of substantive law and the law governing burdens of proof; (5) only legally protected rights may be enforced in arbitration; (6) the arbitrator shall be without authority to award punitive or exemplary damages;
(7) any award must be supported by substantial record evidence and (8) any demand for arbitration must be filed and served if at all, within 180 days of the occurrence of the act or omission complained of. Any claim or controversy not submitted to arbitration in accordance with this Section 11 shall be considered waived and, thereafter, no arbitrator or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this Section 11 shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof, provided it conforms to established principles of law and is supported by substantial record evidence.

     (b) IBAH agrees to defend and indemnify the Employee and hold her harmless from any and all claims, demands, suits, judgments, fines, penalties, and charges, including without limitation attorneys' fees in any way arising directly or indirectly out of her employment by IBAH or the performance of her obligations pursuant to this Agreement. The Employee and IBAH will cooperate in any defense, but IBAH will maintain complete control of the defense, including any decisions as to settlement.

12.  Survival.
     --------

     Notwithstanding the termination of the Employment Term pursuant to Section 5 or 6, the obligations of the Employee under Sections 7, 8, 9, 10 and 11 and the obligations of IBAH under Sections 5, 6, 7, 10 and 11 hereof shall survive and remain in full force and effect.

13.  General.
     -------

     (a)   Interpretation. Unless the context of this Agreement clearly requires
           --------------
otherwise, (i) references to the plural include the singular, and to the singular include the plural, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

     (b)   Binding Effect. All of the terms and provisions of this Agreement
           --------------
shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee. Any IBAH Party other than IBAH is a third party beneficiary of this Agreement and may enforce the provisions of this Agreement that pertain to such IBAH Party, including Sections 7, 8 and 9, to the same extent as if a party hereto.

     (c)   Notices. All notices required to be given under this Agreement shall
           -------
be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

     TO EMPLOYEE:

          Sherrin H. Baky
          12 Jonathan Smith Road
          Morristown, New Jersey 07960


     TO IBAH:

          Jane Hollingsworth
          General Counsel
          IBAH, Inc.
          Four Valley Square
          512 Township Line Road
          Blue Bell, Pennsylvania 19422

     (d)  Entire Agreement; Termination of Prior Agreement; Modification. This
          --------------------------------------------------------------
Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended in any way except in writing by the parties hereto. Upon execution of this Agreement, the Employment Agreement, dated October 1, 1992, as amended October 25, 1994, by and between the Employee and HGB, Inc., and any other agreements or understandings relating to the subject matter contained herein, shall immediately terminate, and each of IBAH and the Employee release the other from any and all claims, obligations and liabilities of any type whatsoever that arise out of such agreements or understandings, or Employee's employment pursuant thereto.

     (e)  Duration. Notwithstanding the termination of the Employment Term and
          --------
of the Employee's relationship with IBAH, this Agreement shall continue to bind the parties for so long as any obligations remain under this Agreement.

     (f)  Waiver. No waiver of any breach of this Agreement shall be construed
          ------
to be a waiver as to succeeding breaches.

     (g)  Severability. If any provision of this Agreement or application
          ------------
thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (h)  Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.



                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement the day and year first written above.

                                        IBAH, INC.


                                        By: /s/ Geraldine A. Henwood
                                           ------------------------------------
                                            Name:
                                            Title:




                                           /s/ Sherrin H. Baky
                                        ---------------------------------------
                                        SHERRIN H. BAKY